As filed with the Securities and Exchange Commission on November 16, 1998
                                                   Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                   ---------------
                                      FORM S-3
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ---------------
                            MEDICAL GRAPHICS CORPORATION
               (Exact name of registrant as specified in its charter)


             MINNESOTA                                     41-1316712
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                350 Oak Grove Parkway
                             Saint Paul, Minnesota 55127
                                    (651) 484-4874
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                                   ---------------
                                  Richard E. Jahnke
                          President, Chief Executive Officer
                             Medical Graphics Corporation
                                350 Oak Grove Parkway
                             Saint Paul, Minnesota  55127
                                    (651) 484-4874
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ---------------
                                      COPIES TO:

                              Thomas G. Lovett IV, Esq.
                              Kristin L. Johnson, Esq.
                             Lindquist & Vennum P.L.L.P.
                                   4200 IDS Center
                                80 South Eighth Street
                            Minneapolis, Minnesota  55402
                              Telephone:  (612) 371-3211

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:   / /
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration
statement for the same offering:   / /
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:   / /

                           CALCULATION OF REGISTRATION FEE
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
                                                                               Proposed      Proposed
                                                                               Maximum       Maximum
                                                               Amount to be    Offering     Aggregate       Amount of
                          Title of Each Class of                Registered      Price        Offering      Registration
                       Securities to be Registered                             Per Unit       Price            Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.05 par value  . . . . . . . . . . . . . .      3,140,908     $0.8125(1)  $1,123,958(1)      $313(2)
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and based on the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on November 12, 1998 pursuant to Rule 457(c). Pursuant to Rule 429(b), the Prospectus contained in this Registration Statement is a combined Prospectus that relates to Registration Statements Nos. 333-32467 and 333-41721.
(2) The Company paid a total of $522 for the registration of 666,667 shares with Registration No. 333-32467 and $923 for the registration of 1,090,908 shares with Registration No. 333-41721. In both cases, such shares have been adjusted for the Company's June Registration No. 3-for-2 stock split. Accordingly, the fee being paid with this filing reflects only the 1,383,333 new shares being covered by this Registration Statement.
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
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


                             MEDICAL GRAPHICS CORPORATION

                                 3,140,908 SHARES OF
                                     COMMON STOCK

     These shares of our common stock, $.05 par value (the "Common Stock"), are being sold by FAMCO II LLC, Special Situations Fund III, L.P., Special Situations Private Equity Fund L.P., Special Situations Cayman Fund L.P., and Compumedics Sleep Pty Ltd, the selling shareholders. The Company will not receive any part of the proceeds from the sale.

     Our Common Stock is listed on the Nasdaq SmallCap Market under the symbol "MGCC". The reported last sale price of the Common Stock on November 12, 1998, was $0.8125 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK AND YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS CRIMINAL OFFENSE.


                                  NOVEMBER  __, 1998

                                  PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

ABOUT THE COMPANY

     Medical Graphics Corporation (the "Company") designs and produces innovative non-invasive diagnostic systems for the prevention, early detection, and cost-effective treatment of heart and lung disease. Medical Graphics Corporation sells a wide-ranging line of diagnostic systems with patented hardware and software sold under the MedGraphics trade name. The Company's products include breath analysis technology integrated with computer and applications-specific software. More than 4,000 MedGraphics systems have been sold to customers for use in over 50 countries. The Company's primary products include pulmonary function, body plethysmography, cardiopulmonary exercise testing systems, and sleep disorder diagnostic systems. Most of the Company's revenues are generated from sales into the hospital cardiopulmonary market and the office-based physician market.

     The Company was incorporated in 1977 under the laws of the State of Minnesota. Its principal executive offices are located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127 and its telephone number is (651) 484-4874.

THE OFFERING

     The Selling Shareholders are offering 3,140,908 shares of Common Stock. These Shares were issued by the Company on September 30, 1998, February 10, 1998, January 30, 1998 and November 12, 1997 pursuant to Stock Purchase Agreements dated September 30, 1998 and November 10, 1998 between the Company and the Selling Shareholders (the "Agreements").


Common Stock offered by Selling Shareholders................      3,140,908
Common Stock outstanding as of November 16, 1998(1).........      5,607,736
Nasdaq SmallCap Symbol......................................           MGCC

(1) Excludes 1,500,000 shares of Common Stock issuable upon the conversion of the Company's Class A Stock and excludes shares of Common Stock issuable upon exercise of outstanding warrants and stock options.

USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock. See "Use of Proceeds."

RISK FACTORS

     This offering involves substantial investment risk and the Shares should be purchased only by persons who can afford the loss of their entire investment. See "Risk Factors."
                        -------------------------------------
     THE FOLLOWING UNITED STATES REGISTERED TRADEMARKS APPEAR IN THIS PROSPECTUS AND ARE OWNED BY THE COMPANY: MEDGRAPHICS AND CPX EXPRESS. WINDOWS IS A TRADEMARK OF MICROSOFT CORPORATION.
                        -------------------------------------

                                     RISK FACTORS

     INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING MATTERS IN CONNECTION WITH AN INVESTMENT IN THE SHARES IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THE PROSPECTUS. INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.

RECENT OPERATING LOSSES; LIQUIDITY

     The Company experienced net losses of $1,274,000 for the nine months ended September 30, 1998 and net losses of $4,962,000 and $9,071,000 for the fiscal years ended December 31, 1997 and 1996, respectively. The financial restructuring plan, implemented in the first quarter of 1997, has not returned the Company to a profitable level and there can be no assurance that the Company can achieve profitability.

     At September 30, 1998, the Company had a working capital line of credit with a bank that provides for total borrowings, based on available collateral, of up to $4,100,000, at the discretion of the lender, and expires March 31, 2000. Total borrowings outstanding under the credit agreement are secured by the Company's accounts receivable and inventories. The credit agreement contains certain restrictive covenants as well as limitations on capital expenditures and payment of dividends. The credit line allows the Company to borrow up to 80% of eligible domestic accounts receivable, 40% of eligible domestic inventory (not to exceed $1,500,000), and 90% of eligible foreign accounts receivable.

     During 1997, the Company also entered into financing arrangements with certain vendors which provide for payment of outstanding balances in equal monthly installments for up to 36 months.

     The Company has no material commitments for 1998 capital expenditures. While management believes that its cash and cash equivalents, borrowing available under its line of credit and the proceeds available from the sale of additional shares of its Common Stock will be sufficient to fund the Company's operations through at least December 1998, there can be no assurance that the Company's operations will perform as anticipated by management.

DEPENDENCE UPON DISTRIBUTORS TO MARKET AND SELL PRODUCTS OUTSIDE THE UNITED
STATES

     The Company markets its products outside the United States into over 50 countries through a number of international sales organizations that operate primarily as distributors who carry a limited inventory of the Company's
products.   These organizations sell the Company's products in specific geographic areas, generally on an exclusive basis. Conducting business in foreign countries involves certain risks not ordinarily associated with domestic business including governmental laws or restrictions that could adversely affect pricing of, and the Company's ability to, market its products.

ACCEPTANCE BY MEDICAL COMMUNITY

     Early detection and prevention of heart and lung diseases is becoming more commonplace as health care reform and cost containment efforts increase. Physicians and health plan administrators are becoming more motivated to use non-invasive diagnostic testing to detect early signs of disease and reverse the disease process by therapeutic treatments, rather than relying on invasive and expensive procedures to treat disease after it has already progressed. Thus, the demand for therapeutic and diagnostic products, such as the Company's, is being affected by trends in the medical profession and its approach to the treatment of illness, as well as third party payment and reimbursement policies.

INTENSE COMPETITION; RAPID TECHNOLOGICAL AND MARKET CHANGES

     The medical device industry is characterized by rapidly evolving technology and increased competition. Competitors of the Company include large medical companies, some of which have greater financial and technical resources and broader product lines than the Company. The Company believes that the principal competitive factors in its markets are product features, price, quality, customer service, performance, market reputation, breadth of product offerings and effectiveness of sales and marketing efforts.

     The Company's success depends on its ability to anticipate changes in technology and industry standards, to develop and successfully introduce new and enhanced products on a timely basis and to promote market acceptance of such products. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by the Company. Some of these competitors may have greater capital resources, research and development staffs and experience in the medical device industry, including experience with respect to regulatory compliance in the development, manufacturing and sale of medical products similar to those offered by the Company. The Company believes its principal competitors in its traditional markets are SensorMedics Corporation, a subsidiary of ThermoElectron Corporation ("SensorMedics"), and Erich Jaeger GmbH & Co. The Company believes that its principal competitors in the sleep market are SensorMedics, Healthdyne Technologies, Inc. and Nellcor Puritan Bennett. There can be no assurance that some of these competitors will not succeed in developing technologies and products that are more effective than those currently used or produced by the Company or that would render some products offered by the Company obsolete or non-competitive.

     Competition based on price is expected to become an increasingly important factor in customer purchasing patterns as a result of cost containment pressures on, and consolidation in, the health care industry. This competition has exerted, and is likely to continue to exert, downward pressure on the prices the Company is able to charge for its products. There can be no assurance that the Company will be able to offset such downward price pressure through corresponding cost reductions. Any failure to offset such pressure could have an adverse effect on the business, results of operations or financial condition of the Company.

DEPENDENCE ON KEY EMPLOYEES

     The Company is highly dependent upon the services of its present officers, and the loss of any of them could have a material adverse effect on the Company. The success of the Company will also depend on its ability to attract and retain capable sales and marketing personnel.

DEPENDENCE ON NEW PRODUCT DEVELOPMENT

     As existing products of the Company become more mature and their existing markets more saturated, the importance to the Company of developing or acquiring new products will increase. The development of any such products will entail considerable time and expense, including research and development costs or acquisition costs and the time and expense required to obtain necessary regulatory approvals which could adversely affect the business, results of operations or financial condition of the Company. There can be no assurance that such development activities will yield products that can be commercialized profitably or that any product acquisitions can be consummated on commercially reasonable terms or at all. Any failure to acquire or develop new products to supplement more mature products could have an adverse effect on the business, results of operations or financial condition of the Company.

DEPENDENCE UPON ORIGINAL EQUIPMENT MANUFACTURING RELATIONSHIP

     In April 1997, the Company entered into an original equipment manufacturing agreement with Compumedics Sleep Pty Ltd ("Compumedics"), an Australian corporation which specializes in the development, design, manufacture and sale of computer-based medical equipment for monitoring and diagnosing patients. Under the terms of the agreement, Medical Graphics has non-exclusive U.S. rights to relabel and distribute Compumedics' current and future sleep diagnostic products.

     The Company is dependent upon Compumedics to deliver its inventory of sleep systems as its sole source. In addition, the Company makes up a significant portion of Compumedics' business. Although the Company has no reason to believe such would occur, if Compumedics fails for any reason to deliver its product on a timely basis or otherwise to the Company, the Company would suffer adverse effects such as failure to recoup its capital investment or a return on its investment and a short-term negative impact on the Company's reputation in the marketplace.

ABSENCE OF DIVIDENDS

     The Company has never paid, and does not plan to pay, any dividends on its Common Stock in the foreseeable future.

ANTIDILUTION PROVISIONS OF CLASS A STOCK

     The Class A Stock issued by the Company in March and April 1997 contained antidilution provisions under which the conversion price of the Class A Stock is adjusted in the event the Company issues securities a price less than the conversion price of the Class A Stock. As a result of the Company's issuance of Common Stock in September 1998, the conversion provisions of the Class A Stock were adjusted so that the Class A Stock is convertible into Common Stock at a price of $1.00 per share. Certain of the Company's outstanding warrants have similar provisions. In the event that the Company issues equity securities in the future at a price less than $1.00 per share, unless waived, the antidilution provisions of the Class A Stock would result in the conversion price being lowered to the price at which the Company issued equity securities.

                                RECENT DEVELOPMENTS

RECENT FINANCING

     In September 1998, the Company closed on a private offering with FAMCO II LLC ("FAMCO"), a private institutional investor, and Compumedics Sleep Pty Ltd ("Compumedics"), an Australian manufacturer of sleep diagnostic products and a supplier to the Company. In the offering, the Company sold 550,000 shares of its Common Stock at a price of $1.00 per share. FAMCO purchased 300,000 shares for $300,000 in cash and Compumedics purchased 250,000 shares through conversion into Common Stock of $250,000 of accounts payable by the Company to Compumedics.

     The Company's 444,445 shares of Class A Stock issued to FAMCO in March and April 1997 were originally convertible one-for-one into 444,445 shares of the Company's Common Stock. As a result of the Company's June 1998 3-for-2 stock split, this conversion right was adjusted to 666,667 shares. The
Class A Stock also contains anti-dilution provisions and, as a result of the September 1998 offering, the 444,445 shares of Class A Stock held by FAMCO are now convertible into 1,500,000 shares of Common Stock.



YEAR 2000

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. The Company's computer equipment, software, devices and products with imbedded technology that are time-sensitive may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

STATE OF READINESS

     In late 1997, the Audit Committee of the Board of Directors of the Company directed the Company's management to initiate a Year 2000 compliance plan. By March 1998, management implemented a formal program to address the Company's Year 2000 compliance by forming a Year 2000 staff consisting of personnel from cross-functional areas of the Company, including information systems, marketing, research and development, technical support, quality assurance and regulatory affairs and administration (the "Y2K Project Team").
 A Project Manager, who reports to the Audit Committee of the Board, leads the Y2K Project Team to ensure that it meets time deadlines, objectives and documents remedial action.

     As part of its compliance plan, the Company's Y2K Project Team is taking inventory of the Company's operations and dividing areas for assessment into three categories:

     - VITAL - computer-controlled systems, programs, equipment and products that the Company needs to function day-to-day;
     - CRITICAL - those systems which must be repaired or replaced prior to the millennium but are not necessary for the Company's day-to-day operations; and
     - MARGINAL - those systems for which repair and replacement are not material to the Company's operations.

     The Y2K Project Team has also identified five areas covering the entire scope of the Company's business and has committed to completing an 8-step program for each area. The diagram below identifies the five areas as well as the current and projected schedule of the 8-step program for each area.

                       -------------------------------------------------------------------------------------------------
                       Company               OEM Products          Internal              Business              Vendors &
                       Products                                    Programming           Information           Suppliers
                                                                                         Systems
------------------------------------------------------------------------------------------------------------------------
 Team Formation &      Completed             Completed             Completed             Completed             Completed
 Assignment
------------------------------------------------------------------------------------------------------------------------
 Inventory Assessment  Completed             80%                   Completed             90%                   35%
------------------------------------------------------------------------------------------------------------------------
 Compliance            Completed             80%                   Completed             90%                   35%
 Assessment
------------------------------------------------------------------------------------------------------------------------
 Risk Assessment       Completed             Completed             Completed             90%                   0%
------------------------------------------------------------------------------------------------------------------------
 Resolution &          Completed             80%                   Completed             30%                   0%
 Remediation
------------------------------------------------------------------------------------------------------------------------
 Validation            Completed             80%                   Completed             30%                   0%
------------------------------------------------------------------------------------------------------------------------
 Contingency Plans     Completed             Completed             Completed             30%                   0%
------------------------------------------------------------------------------------------------------------------------
 Certification &       Completed             10%                   10%                   20%                   5%
 Sign-off
------------------------------------------------------------------------------------------------------------------------

     With respect to the Company's relationships with third parties, the Company relies both domestically and internationally upon various vendors, governmental agencies, utility companies, telecommunications service companies, delivery service companies and other service providers. Although these service providers are outside of the Company's control, the Company has mailed letters to those with whom it believes its relationships are material and has verbally communicated with some of its strategic business partners to determine the extent to which electronic interfaces with such entities are vulnerable to Year 2000 issues and whether products and services purchased from or by such entities are Year 2000 ready. As of November 1, 1998, the Company had received responses from 5% of such third parties, and all of the companies that have responded have provided written assurances indicating that their Year 2000 issues will be addressed on a timely basis. The Company intends to complete follow-up activities, including but not limited to phone surveys and mailings, with significant vendors and service providers as part of completing validation of these parties' compliance.

COSTS TO ADDRESS YEAR 2000 ISSUES

     To date, the Company has not incurred any material expenditures in connection with identifying or evaluating Year 2000 compliance issues. The Company has incurred the majority of its costs from the recent installation of updated internal computer systems as well as the labor cost and opportunity cost of time spent by employees of the Company evaluating Year 2000 compliance matters generally. Because the Company upgraded its internal computer systems as part of its regularly planned software and hardware upgrade efforts, it does not consider the costs related thereto to be charges for Year 2000 compliance. The Company presently estimates the cumulative labor costs of its Year 2000 compliance efforts to be approximately $50,000. With respect to future costs, the Company estimates it will spend approximately $25,000 for remediation and validation of products and programs which the Company presently knows are not compliant and another $50,000 for future staff time for such remediation. In addition, the Company estimates that it may spend no more than another $100,000 on remediation and validation of products and programs which have not yet been assessed. The Company believes that these estimates are reasonable and presently expects such to be within the Company's fiscal 1999 budget. At this time, the Company does not possess information necessary to estimate the overall potential financial impact of Year 2000 compliance issues relating to its Year 2000 compliance program. Such impact, including the effect of a Year 2000 business disruption, could have a material adverse impact on the Company's financial condition and results of operations.

RISKS OF YEAR 2000 ISSUES

     Because the Company is still in the discovery and evaluation phase of assessing its overall Year 2000 exposure, it cannot at this time state with certainty that the Year 2000 issues will not have a material adverse impact on its financial condition, results of operations and liquidity. Although the Company considers them unlikely, the Company believes that the following several situations, not in any particular order, make up the Company's "most reasonably likely worst case Year 2000 scenarios:"

1.  CUSTOMER LITIGATION.

     The Company has developed a program to advise all customers of Year 2000 compliance of its products and has identified upgrade and replacement products for its customers affected by Year 2000 compliance issues. These efforts pertain not only to the Company's internally developed products but also to externally acquired products. Although the Company believes that its efforts will ensure no disruption in the business or operations of its customers, the possibility exists that some customers may experience problems that may motivate such customers to commence litigation against the Company for restitution and damages that may be related to such problems.

2.  DISRUPTION OF SUPPLY MATERIALS.

     Several months ago, the Company began an ongoing process of surveying its vendors with regard to their Year 2000 readiness and is now in the process of assessing and cataloging the first responses to the survey. The Company is hopeful of receiving adequate responses from critical vendors and many non-critical vendors by January 31, 1999. The Company presently expects to work with vendors that show a need for assistance or that provide inadequate responses, and in many cases expects that survey results will be refined significantly by such work. Where ultimate survey results show that the need arises, the Company will use its best efforts to arrange for back-up vendors before the changeover date.

3.  DISRUPTION OF THE COMPANY'S INTERNAL COMPUTER SYSTEMS.

     The Company has completed a scheduled upgrade of its current hardware and software systems and such process has required Year 2000 compliance in all areas. Year 2000 testing occurred as the upgrade process proceeded and, in addition, will continue to occur prior to the changeover date. For this reason, the Company considers that disruption of its internal computer systems is unlikely.

4.  DISRUPTION OF THE COMPANY'S NON-COMPUTER SYSTEMS.

     The Company is currently conducting a comprehensive assessment of all non-computer systems, including utility, telecommunications, delivery and other services. Although the Company intends to work with any third party providers of such services to ensure that there will be no disruption in the Company's operations, the Company believes that if any disruptions do occur, such will be dealt with promptly and will be no more severe with respect to correction or impact than would be an unexpected breakdown of such services and related equipment.

CONTINGENCY PLANS

     While the Company recognizes the need for contingency planning, it has not yet developed any specific contingency plans for potential Year 2000 disruptions. The aforementioned 8-step program, however, does include contingency planning by the Y2K Project Team and such plans, as developed, will be carefully reviewed by the Company. The Company believes that details of such plans will depend on the Company's final assessment of the problem as well as the evaluation and success of its remediation efforts. Future disclosures will include contingency plans as they become available.

                                   USE OF PROCEEDS

     The Company will not receive any proceeds from sales of the Shares by the Selling Shareholders.

                                SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling
Shareholders as of November 16, 1998.

           NAME                                  NUMBER OF SHARES         MAXIMUM NUMBER OF          SHARES TO BE BENEFICIALLY
           ----                                 BENEFICIALLY OWNED      SHARES TO BE SOLD (1)       OWNED AFTER THE OFFERING(1)
                                                 PRIOR TO OFFERING      ---------------------       ---------------------------
                                                ------------------
                                                NUMBER       PERCENT                                 NUMBER             PERCENT
                                                ------       -------                                 ------             -------
 FAMCO II LLC (2)                            2,163,636(3)      30.4           2,163,636                -0-                 *
 600 South Highway 169, Suite 850
 St. Louis Park, MN 55426

 Compumedics Sleep Pty Ltd                      250,000        4.5             250,000                 -0-                 *
 ACN 006854 897
 1 Marine Parade
 Abbotsford, VIC 3067
 Australia

 Special Situations Fund III, L.P. (4)        806,427(5)       14.4            272,727               533,700              9.5
 153 East 53rd Street, 51st Floor
 New York, NY 10022

 Special Situations Private Equity Fund       363,636(5)       6.5             363,636                 -0-                 *
 L.P.(4)
 153 East 53rd Street, 51st Floor
 New York, NY 10022

           NAME                                  NUMBER OF SHARES         MAXIMUM NUMBER OF          SHARES TO BE BENEFICIALLY
           ----                                 BENEFICIALLY OWNED      SHARES TO BE SOLD (1)       OWNED AFTER THE OFFERING(1)
                                                 PRIOR TO OFFERING      ---------------------       ---------------------------
                                                ------------------
                                                NUMBER       PERCENT                                 NUMBER             PERCENT
                                                ------       -------                                 ------             -------
 Special Situations Cayman Fund L.P.(4)       292,959(5)       5.2              90,909               202,050              3.6
 153 East 53rd Street, 51st Floor
 New York, NY 10022

(1)  Assumes the sale of all the shares offered by this Prospectus.
(2) FAMCO is managed by Family Financial Strategies, Inc., of which John Wunsch, a director of the Company, is the Chief Executive Officer. As a result of this affiliation, Mr. Wunsch may be deemed to beneficially own all shares owned by FAMCO and may be deemed to hold shared voting and investment power with respect to such shares owned by FAMCO.
(3) Includes (i) 1,500,000 shares of Common Stock issuable upon conversion of Class A Stock purchased in a private placement on March 31, 1997 and April 15, 1997, (ii) 363,636 shares purchased in November 1997 and February 1998 (as adjusted for the Company's June 1998 3-for-2 stock split), and (iii) 300,000 shares purchased in September 1998.
(4) Austin W. Marxe is the principal owner and President of AWM Investment Company, Inc. ("AWM"). AWM is the sole general partner of MGP Advisers L.P. ("MGP"), a registered investment adviser. MGP is a general partner of and investment adviser to Special Situations III, L.P. AWM is also a registered investment adviser and general partner of Special Situations Cayman Fund L.P. This disclosure is based on a Schedule 13G/A's, dated as of November 24, 1997, filed with the Securities and Exchange Commission, as adjusted for the Company's June 1998 3-for-2 stock split.
(5) Includes 727,272 shares purchased in the aggregate by the Special Situations funds in November 1997 and January 1998, as adjusted for the Company's June 1998 3-for-2 stock split.
*    Indicates less than one percent.

                                 PLAN OF DISTRIBUTION

     The Selling Shareholders may offer their shares at various times in one or more of the following transactions:

-    on the Nasdaq SmallCap Market, where our Common Stock is listed;

-    in the over-the-counter market;

- in transactions other than on such exchanges or in the over-the-counter market;

-    in connection with short sales of the Shares;

-    by pledge to secure debts and other obligations;

- in connection with the writing of non-traded and call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

-    in a combination of any of the above transactions.

     The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

                             DESCRIPTION OF SECURITIES

     COMMON STOCK. The Company has one class of capital stock registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), Common Stock, $.05 par value. The Company is authorized to issue up to 9,500,000 shares of Common Stock. No share of Common Stock is entitled to preference over any other share, and each share is equal to any other share in all respects. Holders are entitled to one vote for each share held of record at each meeting of shareholders. In any distribution of capital assets, whether voluntary or involuntary, holders are entitled to receive pro rata the assets remaining after creditors have been paid in full. Holders of Common Stock have no preemptive rights. The outstanding shares are, and the Common Stock offered hereby upon payment therefore will be, fully paid and nonassessable.

     CUMULATIVE VOTING. There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of shares of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares will not be able to elect any directors.

     DIVIDEND POLICY. The Company has adopted the policy of retaining all of its earnings to finance the growth of its business and, accordingly, does not anticipate payment of any dividends in the foreseeable future.

     CLASS A STOCK. The Class A Stock has a liquidation preference of $3.375 per share. Each Class A share is currently convertible into 3.375 shares of Common Stock and has voting rights equal to the Common Stock into which it is convertible. The Company has a total of 444,445 shares of Class A Stock outstanding of 500,000 shares authorized for issuance.

                                    LEGAL MATTERS

     Our outside general counsel, Lindquist & Vennum P.L.L.P. of Minneapolis, Minnesota, will issue an opinion about the legality of the shares for us and the Selling Shareholders.

                                       EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company's 1997 Annual Report on Form 10-KSB have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as an expert in accounting and auditing.

                                   INDEMNIFICATION

     The Company's Articles of Incorporation eliminate or limit certain liabilities of its directors and the Company's Bylaws provide for indemnification of directors, officers and employees of the Company in certain instances. Insofar as exculpation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our web site at www.medgraphics.com or at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Selling Shareholders sell all the Shares.
This prospectus is part of registration statements we filed with the SEC (Registration Nos. 333-32467, 333-41721 and 333-______).

-    Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

- Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

- Proxy Statement dated April 13, 1998 for the 1998 Annual Meeting of Shareholders on May 13, 1998.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Chief Financial Officer
     Medical Graphics Corporation
     350 Oak Grove Parkway
     Saint Paul, MN 55127
     (651) 484-4874

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS


Exhibit No.    Description
-----------    -----------
5.1            Opinion and Consent of Lindquist & Vennum P.L.L.P., counsel to the
               Company
23.1           Consent of Lindquist & Vennum P.L.L.P. (see Exhibit 5.1 above)
23.2           Consent of Deloitte & Touche LLP, independent auditors
24.1           Power of Attorney (included on the signature page hereof)
27.1           Financial Data Schedule

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 13th day of November, 1998.

                         MEDICAL GRAPHICS CORPORATION



                         By     \s\ Richard E. Jahnke
                            -------------------------------------------
                              Richard E. Jahnke, President and
                              Chief Executive Officer

                                  POWER OF ATTORNEY

     The undersigned officers and directors of Medical Graphics Corporation hereby constitute and appoint Richard E. Jahnke and Mark W. Sheffert, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on November 13, 1998.

Signature
---------

   \s\ Richard E. Jahnke
--------------------------------------------
Richard E. Jahnke, President,
Chief Executive Officer
(Principal Executive Officer) and Director

   \s\ Dale H. Johnson
--------------------------------------------
Dale H. Johnson, Chief Financial
Officer (Principal Financial
Officer)

   \s\ Mark W. Sheffert
--------------------------------------------
Mark W. Sheffert, Chairman

   \s\ Anthony J. Adducci
--------------------------------------------
Anthony J. Adducci, Director

   \s\ Gerald T. Knight
--------------------------------------------
Gerald T. Knight, Director

   \s\ W. Edward McConaghay
--------------------------------------------
W. Edward McConaghay, Director

   \s\ Donald C. Wegmiller
--------------------------------------------
Donald C. Wegmiller, Director

   \s\ John C. Penn
--------------------------------------------
John C. Penn, Director

   \s\ John D. Wunsch
--------------------------------------------
John D. Wunsch, Director